AROTECH LOGO                                      CORPORATE NEWS
      632 Broadway, Suite 1200
      New York, New York 10012
Tel: (646) 654-2107 o Fax (646) 654-2187
     www.arotech.com

FOR IMMEDIATE RELEASE


                    AROTECH GIVES GUIDANCE ON 2003 RESULTS -
                      REVENUES EXPECTED TO TOP $17 MILLION

           Conference call on Thursday, January 15, 2004 at 10:00 a.m.

         NEW YORK, NY, JANUARY 15, 2004 - Arotech Corporation (NasdaqNM: ARTX) today gave guidance with respect to its 2003 results, with final results expected to be reported in February.

         Arotech expects that 2003 revenues will have increased dramatically over 2002, from $6.4 million in 2002 to over $17 million in 2003.

         EBITDA loss (excluding certain non-cash items) is expected to have been reduced significantly in 2003.

         While Arotech expects to report significantly improved cash flow for 2003, Arotech expects that several non-cash items related to its recent acquisitions and financings, including recent conversions of debentures, will have a negative impact on net loss.

         Yesterday Arotech announced that it has closed on two previously-announced acquisitions, acquiring military simulator company FAAC Incorporated and military battery producer Epsilor Electronic Industries Ltd.

         Arotech will hold a conference call to discuss these preliminary results and the recent acquisitions on today, January 15, 2004, at 10:00 a.m. EST.

         Those wishing to take part in the conference call should call 1-800-967-7184 (US) or +1-719-457-2633 (international) a few minutes before the 10:00 a.m. EDT start time. In addition, an instant replay will be available Thursday, January 15, 2004 at 1:00 p.m. EDT until Friday, January 16, 2004 at 8:00 p.m. EDT. The replay telephone number is 1-888-203-1112 (US); +1-719-457-0820 (international). The passcode is 119177.

         "Our goal for 2003 was to triple revenues and dramatically cut costs and losses, and we anticipate that our final results will show that we did what we set out to do," said Robert S. Ehrlich, Arotech's Chairman, President and CEO. "With the addition of FAAC and Epsilor, we see revenues more than doubling in 2004 and EBITDA profits."

ABOUT AROTECH CORPORATION

         Arotech Corporation (www.arotech.com) provides quality defense and security products for the military, law enforcement and homeland security markets, including advanced zinc-air and lithium batteries and chargers, multimedia interactive simulators/trainers and lightweight vehicle armoring.

         The Battery and Power Systems Division includes Electric Fuel Battery Corporation (www.electric-fuel.com) and Epsilor Electronic Industries (www.epsilor.com) The Simulation, Training and Consulting Division includes IES Interactive Training (www.ies-interactive.com), FAAC Incorporated (www.faac.com) and Arocon Security Consulting (www.arocon-security.com). The Armored Vehicle Division includes MDT Armor Corp. (www.mdt-armor.com) and MDT Protective Industries Ltd. (www.mdtisrael.com).

         Arotech is incorporated in Delaware, with corporate offices in New York, and research, development and production subsidiaries in Alabama, Colorado, Michigan and Israel.

COMPANY CONTACT:
Jonathan Whartman
Senior VP, Communications
1-800-281-0356 ext 622
whartman@arotech.com

Except for the historical information herein, the matters discussed in this news release include forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. Readers are cautioned not to place undue reliance on these forward-looking statements, as they are subject to various risks and uncertainties that may cause actual results to vary significantly. These risks and uncertainties include, but are not limited to, risks relating to: product and technology development; the uncertainty of the market for Arotech's products; changing economic conditions; delay, cancellation or non-renewal, in whole or in part, of contracts or of purchase orders; and other risk factors detailed in Arotech's most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2002 and other filings with the Securities and Exchange Commission. Arotech assumes no obligation to update the information in this release. Reference to the Company's website above does not constitute incorporation of any of the information thereon into this press release.

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